Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4 of Lyondell Chemical Company of our report dated March 8, 2004, except for Note 19, as to which date is August 6, 2004, relating to the financial statements and financial statement schedule, which appears in the Millennium Chemicals Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

September 27, 2004